AIT Strengthens Executive Leadership Team with Appointment of Chief Commercial Officer

Former Worldwide Vice President at Becton Dickinson (BD), Duncan Fatkin, Appointed AIT’s Chief Commercial Officer

GARDEN CITY, N.Y. and REHOVOT, Israel, Jan. 02, 2019 (GLOBE NEWSWIRE) — AIT Therapeutics, Inc. (OTCQB: AITB), a clinical-stage medical device and biopharmaceutical company focused on developing inhaled Nitric Oxide (NO) for the treatment of patients with respiratory conditions including serious lung infections and pulmonary hypertension, today announced the appointment of Duncan Fatkin to the newly created position of Chief Commercial Officer. Mr. Fatkin will be responsible for leading the company’s commercial activities.

“With over 25 years at market leading medical technology companies including Becton Dickinson, Zimmer Biomet, Smith & Nephew, DePuy/Johnson & Johnson and Baxter, Duncan brings to AIT important global experience and depth of knowledge in sales and marketing, product launch and market access as we prepare for regulatory submission and launch of our ventilator compatible Nitric Oxide Generator and Delivery system,” said AIT’s Chairman and CEO, Steve Lisi. “He will be working closely with our partners to maximize commercial opportunities. Moreover, he adds valuable experience and perspective, gained during his positions of increasing responsibility at world-class med-tech companies, to the AIT leadership team.”

“I am delighted to join the AIT team at this exciting time. AIT’s Nitric Oxide Generator and Delivery System, in my opinion, will transform the way Nitric Oxide is currently used in the health care system to the benefit of both patients and hospitals. Additionally, Nitric Oxide has enormous potential in multiple disease states,” said Mr. Fatkin. “I look forward to contributing to AIT’s success and am excited to work with an exceptional group of individuals at AIT.”

About Duncan Fatkin

Mr. Fatkin has a successful track record in the global medical device and biopharmaceutical industries, building out commercial capabilities, leading marketing and sales teams, and cultivating strong thought leader relationships across multiple specialties. His 25+ years of experience includes, most recently, roles with Becton Dickinson (Worldwide Vice President, Injection, Diabetes Care), Zimmer Biomet (Vice President and General Manager, Office Based Technologies), Smith & Nephew/Bioventus (Vice President, Global Marketing & Reimbursement) and DePuy/Johnson & Johnson (Worldwide Vice President, iOrthopaedics). Mr. Fatkin has spent more than 10 years of his career in both Europe and the Asia Pacific region, with the last 8+ years in the United States.

About NO

Nitric oxide (NO) is a crucially important molecule proven to play a critical role in a broad array of biological functions. Inhaled nitric oxide is currently approved for treating term and near-term neonates with Persistent Pulmonary Hypertension of the Newborn (PPHN) in the United States of America and most major markets. In Europe, Japan and Australia, inhaled NO is approved to treat PPHN as well as pulmonary hypertension during the peri-operative cardiac surgery period in neonates, children, and adults. In the airways, NO is believed to play a key role in the innate immune system at concentrations of approximately 200 ppm. In vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, both gram-positive and gram-negative, but also against other diverse organisms including mycobacteria, fungi, yeast and parasites, and has the potential to eliminate their multi-drug resistant strains.

About PPHN

Persistent pulmonary hypertension of the newborn (PPHN) is a life-threatening condition secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a pulmonary vasodilator and is approved in dozens of countries to improve oxygenation and reduce the need for extracorporeal membrane oxygenation (ECMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

About GeNOvent*

GeNOvent is a cylinder free, phasic flow nitric oxide delivery system and has been designated as a medical device by the US Food and Drug Administration (FDA). The device can generate NO on demand for delivery to the lungs at concentrations ranging from 1 part per million (ppm) to 80 ppm. A disposable smart filter is used to remove nitrogen dioxide (NO2), a toxic gas. The elimination of the need for large, high-pressure cylinders for NO is a significant advantage in the hospital setting by greatly reducing inventory and storage requirements, and improving overall safety with the elimination of NO2 purging steps, among other benefits. GeNOvent is currently for investigational use only.

About AIT

AIT Therapeutics Inc. is a clinical-stage medical device and biopharmaceutical company using nitric oxide (NO) to treat respiratory and other diseases. The Company is currently applying its therapeutic expertise to treat lower respiratory tract infections that are not effectively addressed with current standards of care, as well as pulmonary hypertension, in various settings. AIT Therapeutics is currently advancing its revolutionary NO Generator and Delivery System in clinical trials for the treatment of bronchiolitis and nontuberculous mycobacteria (NTM). For more information, visit www.AIT-Pharm.com.

*GeNOvent is not an approved name for the product and may not be the final name submitted for approval

Forward-Looking Statement

This press release contains “forward-looking statements.” Forward-looking statements include statements about our expectations, beliefs, or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “achieves”, “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to: our approach to discover and develop novel drugs, which is unproven and may never lead to marketable products; our ability to fund and the results of further pre-clinical and clinical trials; obtaining, maintaining and protecting intellectual property utilized by our products; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales, and distribution of products; the successful development of our product candidates, all of which are in early stages of development; obtaining regulatory approval for products; competition from others using technology similar to ours and others developing products for similar uses; our dependence on collaborators; and our short operating history. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACT

Steven Lisi, Chief Executive Officer
AIT Therapeutics, Inc.
Steve@AIT-Pharm.com

Bob Yedid
LifeSci Advisors, LLC
Bob@LifeSciAdvisors.com
(646) 597-6989